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Exhibit 99.1

Contact: Briana Ochiltree briana.ochiltree@blackcreekgroup.com Black Creek Group 720-728-3109

FOR IMMEDIATE RELEASE:

Black Creek Group Industrial Real Estate Investment Platform to be acquired by Prologis for $3.99 Billion

        DENVER, July 15—Black Creek Group, a Denver-based real estate investment manager and development firm with a more than 25-year history, today announced its sponsored investment platform, Industrial Property Trust Inc. (IPT), has entered into a merger agreement pursuant to which it will be acquired by an affiliate of Prologis, Inc. (NYSE: PLD) in an all cash transaction valued at approximately $3.99 Billion, subject to adjustment for certain transaction costs. The transaction will not include IPT's minority ownership interests in its two unconsolidated joint venture partnerships. IPT's board of directors unanimously approved the transaction.

        "We believe this transaction makes sense for our investors as we want to deliver shareholder returns that maximize the current economic environment. The industrial sector continues to be one of the strongest in commercial real estate with record low vacancies and demand outpacing supply. Given the strength of the sector, not only do we plan to continue to develop and acquire assets for other portfolios but create products that make sense for investor needs and the market cycle." said Raj Dhanda, chief executive officer, Black Creek Group.

        This overall transaction represents:

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  236 properties located across 24 geographic areas

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  37.5 million square feet of industrial holdings that are currently 97% leased

        "This is a compelling opportunity to acquire a portfolio of excellent asset quality and submarket composition consistent with our U.S. investment strategy and footprint," said Eugene F. Reilly, chief investment officer, Prologis. "We expect to capture significant cost and revenue synergies, in addition to enhancing customer relationships and insights."

        "In our more than 25-year history, we have delivered four full-cycle industrial portfolios and are excited to deliver another with this announcement. The transaction is a testament to our commitment to delivering high-quality products that create value for our investors" stated Evan Zucker, principal, co-founder and managing partner, Black Creek Group.

        Over Black Creek Group's history, the firm has sponsored 24 investment platforms and has taken six platforms that span real estate asset classes full cycle through either a liquidity event or an IPO on the New York Stock Exchange.

        Morgan Stanley & Co. LLC and Eastdil Secured, L.L.C. are acting as financial advisors to Industrial Property Trust Inc. (IPT). CBRE, Inc. is acting as real estate advisor to IPT. Hogan Lovells is acting as legal advisor to IPT.

About Black Creek Group

        Black Creek Group is an experienced real estate investment management and development firm that has bought or built more than $19 billion of investments over its more than 25-year history. The firm manages diverse investment offerings across the spectrum of commercial real estate—including office, industrial, retail and multifamily—providing a range of investment solutions for both institutional and wealth management channels. Black Creek Group has nine offices across North America with more than 300 professionals. More information is available at blackcreekgroup.com.

Forward-Looking Statements

        This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as "intend," "plan," "may," "should," "could," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Industrial Property Trust Inc. (the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of the Company to obtain the requisite vote of stockholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of the Company to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement; (vii) the Company's ability to effectuate a transaction involving its interest in its unconsolidated joint venture partnerships in accordance with the merger agreement on satisfactory terms or at all; (viii) the risk that the merger, or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; (ix) the ability of the Company to implement its operating strategy; (x) the Company's ability to manage planned growth; (xi) changes in economic cycles; and (xii) competition within the real estate industry. In addition, these forward-looking statements reflect our views as of the date on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us, the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company's SEC reports, including, but not limited to, the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 6, 2019 as amended by the Company's Form 10-K/A filed with the SEC on April 10, 2019, the "Risk Factors" section of subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. We expressly disclaim a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information about the Proposed Transaction and Where to Find It

        In connection with the proposed merger, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a special meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov and the Company's website at www.industrialpropertytrust.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by the Company with the SEC (when available) by directing a written request to the following address: Industrial Property Trust Inc., Attention: Investor Relations, 518 Seventeenth Street, 17th Floor, Denver, CO 80202.

        The Company, Industrial Property Advisors LLC, the Company's external advisor and a member of the Black Creek Group, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about these persons and their ownership of Common Stock is set forth in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, which was filed with the SEC on April 10, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of the Company, Industrial Property Advisors LLC and their respective executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

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  Exhibit 99.1